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                                                                   EXHIBIT 10(B)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 333-90243 of Merrill Lynch Life Variable Annuity Separate Account A on Form N-4 of our reports on (i) Merrill Lynch Life Insurance Company dated March 1, 2004 (May 4, 2004 as to the effects of the accounting change for stock-based compensation described in Note 2 to the financial statements) (which express an unqualified opinion and which report on the financial statements includes an explanatory paragraph for the change in accounting method in 2004 for stock-based compensation to conform to SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, and for retroactively restating its 2003, 2002 and 2001 financial statements), and (ii) Merrill Lynch Life Variable Annuity Separate Account A dated March 5, 2004, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

New York, New York
May 18, 2004